Exhibit 99.1

SANMINA-SCI CORPORATION ANNOUNCES TENDER OFFERS

AND CONSENT SOLICITATION

San Jose, California, April 26, 2011 — Sanmina-SCI Corporation (“Sanmina-SCI” or the “Company”) (Nasdaq GS: SANM) announced today that it has commenced (1) a cash tender offer for any and all of its outstanding 6¾% Senior Subordinated Notes due 2013 (CUSIP No. 800907 AJ 6) (the “2013 Notes”), of which $380.0 million aggregate principal amount is outstanding, and a consent solicitation relating to certain amendments designed to, among other things, eliminate most of the restrictive covenants and certain events of default contained in the indenture governing the 2013 Notes (the “2013 Notes Offer”) and (2) a cash tender offer for up to $200.0 million aggregate principal amount of its outstanding 8.125% Senior Subordinated Notes due 2016 (CUSIP No. 800907 AK 3) (the “2016 Notes” and together with the 2013 Notes, the “Notes”), of which $600.0 million aggregate principal amount is outstanding (the “2016 Notes Offer” and, together with the 2013 Notes Offer, the “Offers”).  The terms and conditions of the 2013 Notes Offer are set forth in the Offer to Purchase and Consent Solicitation Statement dated April 26, 2011 (the “2013 Notes Offer to Purchase”) and the accompanying Letter of Transmittal and Consent dated April 26, 2011 (the “Letter of Transmittal and Consent”).  The terms and conditions of the 2016 Notes Offer are set forth in the Offer to Purchase dated April 26, 2011 (the “2016 Notes Offer to Purchase” and, together with the 2013 Notes Offer to Purchase, the “Offers to Purchase”) and the accompanying Letter of Transmittal dated April 26, 2011 (the “Letter of Transmittal” and together with the Letter of Transmittal and Consent, the “Letters of Transmittal”).  The Offers will expire at 8:00 a.m., New York City time, on May 24, 2011, unless extended or earlier terminated (such date and time, the “Expiration Date”).

Holders who validly tender and do not withdraw their 2013 Notes prior to 5:00 p.m., New York City time, on May 9, 2011, unless such date is extended (the “Consent Payment Deadline”), will be entitled to receive $1,002.50, payable in cash, for each $1,000.00 principal amount of 2013 Notes accepted for purchase, which amount includes a consent payment of $10.00 per $1,000 principal amount of 2013 Notes accepted for purchase.  Holders who validly tender their 2013 Notes after that time but prior to the Expiration Date will be entitled to receive $992.50, payable in cash, for each $1,000.00 principal amount of 2013 Notes accepted for purchase.

Holders who validly tender and do not withdraw their 2016 Notes prior to 5:00 p.m., New York City time, on May 9, 2011, unless such date is extended (the “Early Tender Deadline”), will be entitled to receive $1,043.13, payable in cash, for each $1,000.00 principal amount of 2016 Notes accepted for purchase, which amount includes an early tender premium of $10.00 per $1,000 principal amount of 2016 Notes accepted for purchase.  Holders who validly tender their 2016 Notes after that time but prior to the Expiration Date will be entitled to receive $1,033.13, payable in cash, for each $1,000.00 principal amount of 2016 Notes accepted for purchase.

If holders of 2016 Notes tender more than $200.0 million aggregate principal amount of the 2016 Notes and the 2016 Notes are accepted for purchase, the amount of 2016 Notes that will be purchased will be prorated based on the aggregate principal amount of 2016 Notes validly tendered in the 2016 Notes Offer.  Any 2016 Notes tendered prior to the Early Tender Deadline will be given priority and, if accepted for purchase, may be settled at the Company’s option prior to the Expiration Date.  If at the Early Tender Deadline, the aggregate principal amount of Notes validly tendered (and not validly withdrawn) exceeds $200.0 million, the Company reserves the right, at its option, not to accept any additional 2016 Notes tendered by holders of 2016 Notes after the Early Tender Deadline.

Tendered 2013 Notes may be withdrawn at any time prior to the earlier of (1) the date of the announcement by the Company of its receipt of the requisite consents and execution of a supplemental indenture relating thereto or (2) 5:00 p.m., New York City time, on May 9, 2011.  Tendered 2016 Notes may be withdrawn at any time prior to the earlier of (1) acceptance of such Notes for purchase and (2) 5:00 p.m., New York City time, on May 9, 2011.

The Offers are subject to the satisfaction of certain conditions, including, among others, a financing condition (the “Financing Condition”), which will be met upon the Company’s receipt of net proceeds from a debt financing transaction in an amount sufficient to fund the payment of consideration for the tendered Notes and certain expenses related to the Offers and the proposed debt financing transaction.  In addition, the 2013 Notes Offer is conditioned upon at least a majority in aggregate principal amount of the outstanding 2013 Notes being validly tendered (and not validly withdrawn) and the receipt of corresponding consents.

Subject to the terms and conditions set forth in the relevant Offers to Purchase and accompanying Letters of Transmittal, holders who validly tender Notes will also receive accrued and unpaid interest to, but not including, the applicable settlement date.  The settlement date for Notes validly tendered (and not validly withdrawn) prior to the Consent Payment Deadline or the Early Tender Deadline, as applicable, is expected to occur upon satisfaction or waiver by the Company of the conditions to the Offers, which is expected to be on or about May 10, 2011.

The Company has engaged BofA Merrill Lynch, as the dealer manager for the Offers and as the solicitation agent for the 2013 Notes Offer.  Persons with questions regarding either of the Offers should be directed to BofA Merrill Lynch toll-free at (888) 292-0070 or collect at (980) 388-9217 (attention: Debt Advisory Services).  Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the Offers, at (800) 207-3158 or (212) 269-5550.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes.  The tender offers and the consent solicitation are being made solely by the relevant Offer to Purchase and accompanying Letter of Transmittal.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market.  Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions and delivers superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, clean-tech and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world.  More information regarding the company is available at http://www.sanmina-sci.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs.  The forward-looking statements contained in this press release include statements about the Company’s intention to commence the Offers, the consideration for each series of Notes and the anticipated timing of the Offers.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release.  However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  risks associated with uncertainty as to whether the Offers will be completed, costs and potential litigation associated with the Offers, the inability to obtain or meet specific conditions imposed for the Offers, and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”).  We urge you to carefully consider the risks which are described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.